Exhibit 23.02






                         CONSENT OF INDEPENDENT ACCOUNTANT



To the Board of Directors
OCIS Corp.

I have issued my report dated May 29, 2002, accompanying the financial statements of OCIS Corp. included in the Registration Statement Form SB-2 Amendment No. 1 and the related prospectus.

I consent to the use of my report, as stated above in the Registration Statement. I also consent to the use of my name in the statement with respect to me as appearing under the heading "Experts" in the Registration Statement.

David T. Thomson P.C.

/s/ David T. Thomson P.C.

Salt Lake City, Utah
September 16, 2002